Exhibit 2

                  FIRST RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                   ACC CORP.



      ACC  CORP.,  a  corporation  organized and existing under the laws of the

State of Delaware, hereby certifies as follows:

      1.    The name of the corporation  is ACC Corp.  ACC Corp. was originally incorporated under the same name, and the original Certificate of Incorporation of  the Corporation was filed with the Secretary  of  State  of  the  State  of

Delaware on April 9, 1987.

      2.    Pursuant to Section 245 of the General Corporation Law of the State

of Delaware, this First Restated Certificate of Incorporation only restates and integrates  and  does  not  further  amend the provisions of the Certificate of

Incorporation of this Corporation as heretofore  amended  or  supplemented, and there  is  no discrepancy between those provisions and the provisions  of  this

First Restated Certificate of Incorporation.

      3.    This  First  Restated Certificate of Incorporation was duly adopted by the Board of Directors  of  this Corporation at a meeting held on August 17,

1995,  in  accordance  with  the provisions  of  Section  245  of  the  General

Corporation Law of the State of Delaware.

      4.    The text of the First  Restated  Certificate of Incorporation is as

follows:

                  FIRST RESTATED CERTIFICATE OF INCORPORATION

                                 OF ACC CORP.

                           (a Delaware corporation)


                                  ARTICLE ONE

       The name of the Corporation is ACC CORP.


                                  ARTICLE TWO

      The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                 ARTICLE THREE

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                 ARTICLE FOUR

      The total number of shares of stock which the Corporation shall have authority to issue is 77,000,000 shares, divided into the following classes:
(1) 50,000,000 shares shall be Class A Common Stock having a par value of $.015 per share; (2) 25,000,000 shares shall be Class B Common Stock having a par value of $.015 per share; and (3) 2,000,000 shares shall be Preferred Stock having a par value of $1.00 per share. The following is a statement of the designations of the authorized classes of stock or any series thereof, and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution(s) such designations and other terms:

CLASS A COMMON STOCK

      Subject to all of the preferences and rights of both the Preferred Stock or a series thereof and of the Class B Common Stock, all of which may be fixed by resolution(s) of the Board of Directors, (i) dividends may be paid on the Class A Common Stock of the Corporation as and when declared by the Board of Directors, out of funds of the Corporation legally available for the payment of such dividends, and (ii) each share of Class A Common Stock shall be entitled to one vote on all matters on which such stock is entitled to vote. The
50,000,000 shares of Common Stock, par value $.015 per share, previously authorized for issuance hereunder are hereby redesignated as 50,000,000 shares of Class A Common Stock, and all references in this Certificate of Incorporation to Common Stock are hereby changed to refer to Class A Common Stock.

CLASS B COMMON STOCK

      Subject to all of the preferences and rights of the Preferred Stock or a series thereof that may be fixed by resolution(s) of the Board of Directors, the Class B Common Stock shall have such preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be established in the resolution(s) providing for the issuance of such stock adopted by the Board of Directors, EXCEPT THAT the shares of Class B Common Stock shall not be entitled to vote on any matters brought before the stockholders of the Corporation, nor shall the holders of the Class B Common Stock be entitled to vote as a class upon any proposed increase or decrease in the aggregate number of authorized shares of Class B Common Stock.

PREFERRED STOCK

      The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to fix by resolution(s) the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, such provisions as may be desired concerning the dividend rights, the dividend rate, conversion rate, conversion rights, voting rights, rights in terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences and such other subjects or matters as may be fixed by resolution(s) of the Board of Directors under the General Corporation Law of Delaware; and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares of any such series then outstanding). In the event that the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution(s) originally fixing the number of shares of such series. All Preferred Stock of the same series shall be identical in all respects, except for the dates from which dividends, if any, shall be cumulative.


                                 ARTICLE FIVE

      The business and affairs of the Corporation shall be managed by its Board of Directors which shall consist of not less than three persons. The exact number of Directors shall be fixed from time to time by, or in the manner provided in, the By-laws of the Corporation and may be increased or decreased as therein provided. Directors of the Corporation need not be elected by ballot unless required by the By-laws. The Board of Directors is authorized to adopt, alter, amend or repeal the By-laws, subject to the right of the stockholders to adopt, alter, amend or repeal By-laws made by the Board of Directors; PROVIDED, HOWEVER, that By-laws shall not be adopted, altered, amended or repealed by the stockholders except by the affirmative vote of the holders of at least 80% of the issued and outstanding Class A Common Stock of the Corporation.



                                  ARTICLE SIX

      Action shall be taken by stockholders of the Corporation only at duly called annual or special meetings of stockholders and stockholders may not act by written consent. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board.


                                 ARTICLE SEVEN

                                   SECTION 1

      A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                                   SECTION 2

      (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss, including without limitation attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement, reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, initiated by such indemnitee only if such proceeding, or part thereof, was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by the Court of Chancery of the State of Delaware or the court in which such proceeding is brought, that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking').

      (b) RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Paragraph (a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense, and
(ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon an adjudication by the Court of Chancery of the State of Delaware or the court in which such suit is brought, that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

      (c) NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

      (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      (e) INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Directors, officers and employees of the Corporation.


                                 ARTICLE EIGHT

                                   SECTION 1

      Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the issued and outstanding Class A Common Stock of the Corporation shall be required to alter, amend, adopt any provision inconsistent with or repeal Articles Five, Six, Seven and this Section 1 of Article Eight of this Certificate of Incorporation in any respect.

                                   SECTION 2

      Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences and privileges conferred upon stockholders, Directors and officers by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are subject to the right reserved in this Section.

      IN  WITNESS  WHEREOF,  this  Corporation  has  caused this First Restated

Certificate  of Incorporation to be duly executed by Arunas  A.  Chesonis,  its

President and  Chief  Operating Officer, and attested by Francis D. R. Coleman,

its Secretary, this 28th day of August,1995.

                                          ACC CORP.


                                          By:__/s/ Arunas A. Chesonis
                                                Arunas A. Chesonis
                                                 President  and Chief Operating
Officer

Attest:  /s/ Francis D.R. Coleman
___________________________________
Francis D. R. Coleman, Secretary